Independent Registered Public Accounting Firm's Consent

We consent to the inclusion in this Registration Statement on Form SB-2/A, [File No. 333-120573] of our report dated January 21, 2005 which includes an explanatory paragraph as to the Company's ability to continue as a going concern, on our audits of the consolidated financial statements of Cell Power Technologies, Inc. and Subsidiary appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to our firm under the heading "Experts" in such prospectus.


/s/ Marcun & Kliegman LLP
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February 16, 2005